Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated July 31, 2025, on the financial statements of Curative Biotechnology, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, included herein on the Amendment No.1 registration statement of Curative Biotechnology, Inc. on Form S-1/A and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

August 1, 2025